Correction: PetLife Pharmaceuticals Enters Negotiations with Key Founders of InnoVision Therapeutics to Discuss Expansion of its Core Product Line

Dec 07, 2016

OTC Disclosure & News Service

Hancock, MD, Dec. 07, 2016 (GLOBE NEWSWIRE) — PetLife Pharmaceuticals, Inc. (OTC QB: PTLF) (the “Company”), a developer of a new generation of high potency veterinary cancer medications and nutraceuticals for pets, is pleased to announce the results of a product expansion meeting with InnoVision Therapeutics, our partner for the Vitalzul™ FDA/CVM submission.

The market for Pet medicines, supplements, food and treats is ever growing. According to the American Pet Products Association (APPA), the U.S. Pet Industry expenditures surpassed $60B in 2015(1).

Breakdown:

Food	$23 Billion

Supplies/OTC Medicine	$14 Billion

Vet Care	$15 Billion

Live animal purchases	$2 Billion

Pet Services: grooming & boarding	$5 Billion

With this in mind, the management of both companies met to discuss expanding Petlife’s existing product line with additional natural based products that InnoVision has already formulated and produced for the human market. These products have a veterinarian application and address some of the most common medical conditions seen in companion pets. The demand for natural based products continues to rise as pets are living longer and serious life threatening diseases are becoming more prevalent. Working with InnoVision may allow PetLife as a new biotech company to begin generating revenues ahead of the anticipated FDA/CVM approval of its core product, Vitalzul™.

A small sampling of the initial product line targets:

Hepato-protective (digestive and liver protection)

Antioxidants (improves immune system)

Anti-inflammatory and analgesics

Dr. Salvagno commented “Our focus with PetLife has always been to provide multiple natural based products addressing the most common medical conditions in our companion pets. Our desire to expand our product offerings is designed to meet the increasing demand in both the US and European markets for natural based solutions for these growing issues in pets. The goal is to have an increased menu of unique products ready in 2017 for market, prior to the anticipated FDA/CVM approval of Vitalzul™.”

PetLife’s 506 Private Placement Memorandum is available only to accredited investors.

1.Pet Industry Market Size & Ownership Statistics http://www.americanpetproducts.org/press_industrytrends.asp

About PetLife Pharmaceuticals, Inc.

PetLife Pharmaceuticals (OTCQB: PTLF) (http://www.PetLifePharma.com) is a registered US Veterinary Pharmaceutical company, incorporated in 2012.

PetLife’s mission is to bring its new, scientifically proven, non-toxic, potentiated bioactive nutraceuticals and prescription medication, Vitalzul™, to the world of veterinary oncology — with the ultimate goal of preventing cancer and extending the life of pets suffering from cancer while improving their quality of life. In the US alone, consumer spending on domestic companion animals reached over $60 billion in 2015 with over $29 billion spent on veterinary care and medications.

Safe Harbor

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: PetLife encourages those interested in our Company to rely only on information included in our filings with the United States Securities and Exchange Commission which can be found at www.sec.gov. Statements released by the Company, that are not purely historical are forward-looking within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the company’s expectations, hopes, intentions, and strategies for the future. Investors are cautioned that forward-looking statements involve risk and uncertainties that may affect the Company’s business prospects and performance. The Company’s actual results could differ materially from those in such forward-looking statements. Risk factors include but are not limited to general economic, competitive, governmental, and technological factors as discussed in the Company’s filings with the SEC on Forms 10-K, 10-Q, and 8-K. The Company does not undertake any responsibility to update the forward-looking statements contained in this release.

Investor Relations:

Invicto Group

info@invictogroup.com

800-928-7462 Ext. 801